                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

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                                    FORM 8-K
                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

 Date of Report (Date of earliest event reported): JULY 27, 2005 (JULY 21, 2005)

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                                  CATUITY INC.
             (Exact name of registrant as specified in its charter)


                DELAWARE                               000-30045                            38-3518829
      (State or other jurisdiction             (Commission File Number)                    (IRS Employer
            of incorporation)                                                           Identification No.)


         2711 E. JEFFERSON AVE.
         DETROIT, MICHIGAN 48207                                                           (313)-567-4348
          (Address of principal                                                   (Registrant's telephone number,
           executive offices)                                                          including area code)


                                 NOT APPLICABLE
          (Former name or former address, if changed since last report)





Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

/ / Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

/ / Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

/ / Pre-commencement communications pursuant to Rule 14d-2(b), under the Exchange Act (17 CFR 240.14d-2(b))

/ / Pre-commencement communications pursuant to Rule 13e-4(c), under the Exchange Act (17 CFR 240.13e-4(c))


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ITEM 3.01 NOTICE OF DELISTING FOR FAILURE TO SATISFY A CONTINUED LISTING RULE

On July 21, 2005, the Nasdaq staff (the "Staff") notified Catuity Inc. (the "Company") that, due to the Company's failure to satisfy the $2,500,000 shareholders' equity requirement for continued listing on The Nasdaq SmallCap Market, as set forth in Nasdaq Marketplace Rule 4310(c)(2)(B) (the "Nasdaq Rule"), the Company's securities were subject to delisting . Staff had previously granted the Company an extension to evidence compliance with the Nasdaq Rule through July 14, 2005.

On July 21, 2005, the Staff also notified the Company that it failed to satisfy Nasdaq Marketplace Rule 4350, which requires listed companies to maintain three independent directors on the Audit Committee of the Board. Rule 4350 also provides that an issuer shall be afforded the lesser of one year from the date of non-compliance or until the issuer's next Annual Shareholder Meeting to cure the deficiency. The Company was deemed non-compliant as of June 22, 2005 when the Company's Chairman, who was also a member of its Audit Committee, resigned from the Board, subsequent to the sudden death on June 9, 2005, of Alan Gilman, another member of the Audit Committee. Because the Company had only four weeks to find a qualified director, research his/her background, and obtain an acceptance before its 2005 Annual Shareholder Meeting on July 18, it was unable to comply with the provisions of Nasdaq Marketplace Rule 4350.

As a result of the two listing deficiencies, on July 21, 2005, the Staff informed the Company that, unless the Company appealed the Staff's determination, the Company's securities would be delisted on August 1, 2005. Catuity will appeal Staff's determination by timely requesting a hearing before the Listings Qualification Panel on or before July 28, 2005. A hearing is expected to be scheduled within 45 days of the Company's hearing request.

On July 18, 2005, Catuity received shareholder approval to issue shares of its common stock to acquire Loyalty Magic Pty. Ltd. and for working capital purposes. The Company expects to file the prospectus for the capital raising that was approved by shareholders with the Australian Securities Investment Commission (ASIC) within one week. The subscription period is expected to remain open for approximately 2 - 3 weeks with the closing of the acquisition occurring shortly thereafter. The Company believes the completion of the capital raise and acquisition will immediately cure the shareholders' equity deficiency and enable it to sustain compliance with that requirement over the long term.

In addition, the Company began an active search for at least one new, independent director to join the Company's Board and its Audit Committee immediately after the resignation of its former Chairman on June 22, 2005. The Board has made significant progress in identifying and interviewing prospective candidates and expects to name a new, qualified independent director to the Board within weeks.

The Company believes the above actions will bring it into immediate compliance with all Nasdaq continued listing requirements and enable it to sustain compliance with those requirements over the long term, however, there can be no assurance that the panel will grant our request for continued listing.

A copy of the Company's press release discussing the notice letter from Nasdaq is available on Catuity's website www.catuity.com.


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                                    SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                            CATUITY INC.
                                             (Registrant)



                                        By /s/ John H. Lowry
                                           ------------------------------------
                                           John H. Lowry
                                           Senior Vice President,
                                           Chief Financial Officer & Secretary




Date:  July 27, 2005



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